As filed with the Securities and Exchange Commission on September 15, 1998.
                                                           Registration No. 333-

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                       SECUR1TIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             MICRO-INTEGRATION CORP.
             (Exact name of registrant as specified in its charter)

           Delaware                                              06-1204847
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

      One Science Park
     Frostburg, Maryland                                            21532
    (Address of Principal                                         (Zip Code)
     Executive Offices)
         Amended and Restated 1994 Stock Plan of Micro-Integration Corp.
                        (Full title of the plan)          Copy to:

       JOHN A. PARSONS                               KEITH J. MENDELSON, ESQ.
  President and Chairman                           Pillsbury Madison & Sutro LLP
 of the Board of Directors                             1100 New York Avenue, NW
   Micro-Integration Corp.                              Ninth Floor East Tower
       One Science Park                                  Washington, DC 20005
  Frostburg, Maryland 21532                             (202) 861-3000
       (301) 689-0800
  (Name, address and telephone
   number, including area code,
     of agent for service)

                                    CALCULATION OF REGISTRATION FEE
       Title of                 Amount            Proposed Maximum            Proposed               Amount of
     securities To               To Be             Offering Price        Maximum Aggregate         Registration
     Be Registered            Registered            Per Share(2)         Offering Price(1)            Fee(3)
     Common Stock               150,000                $.625                  $93,750                 $27.66

(1) Consists of 150,000 additional shares being registered pursuant to the Amended and Restated 1994 Stock Plan of Micro Integration Corp.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market on September 10, 1998.

(3) The Registration Fee has been calculated pursuant to Rule 457(h) under the Securities Act of 1933.

                                   ----------

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

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


                        INFORMATION REQUIRED PURSUANT TO
                        GENERAL INSTRUCTION E TO FORM S-8


General Instruction E Information

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     The Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on April 28, 1995, File No. 33-91724, is hereby incorporated by reference.

Incorporation of Documents by Reference

The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(1) The Registrant's Annual Report on Form 10-KSB (File No. 000-23710) for the fiscal year ended March 31, 1998, which contains, among other things, the consolidated financial statements of Registrant and certain supplementary data for the fiscal year ended March 31, 1998 together with the report thereon of Ernst & Young LLP, independent auditors.

(2) The Registrant's Quarterly Report on Form 10-QSB (File No. 000-23710) for the quarter ended June 30, 1998.

(3) The Registrant's Current Report on Form 8-K filed April 15, 1998.

(4) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A, filed on March 23, 1994.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                                INDEX TO EXHIBITS
Exhibit
Number                              Exhibit

4.1          Amended and Restated 1994 Stock Plan (filed herewith).

5.1          Opinion of Pillsbury Madison & Sutro LLP (filed herewith).

23.1         Consent of Ernst & Young LLP (filed herewith).

23.2         Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

24.1         Power of Attorney (included on page 3).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, "hereunto duly authorized, in the City of Frostburg, State of Maryland, on September 15, 1998.

                                              MICRO-INTEGRATION CORP.



                                              By /s/ JOHN A. PARSONS
                                                 -------------------
                                                     John A. Parsons
                                                     President and
                                              Chairman of the Board of Directors



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Parsons, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

             Signature                              Title                                 Date
             ---------                              -----                                 ----
       /s/ JOHN A. PARSONS              President, Chairman of the Board of         September 15, 1998
       ---------------------------
           John A. Parsons              Directors and Director


       /s/ TERRY D. FROST               Vice President and Chief Financial          September 15, 1998
       ---------------------------
           Terry D. Frost               Officer


       /s/ MAXWELL F. EVELETH           Director                                    September 15, 1998
       ---------------------------
           Maxwell F. Eveleth, Jr.



       /s/ W. BRAUN JONES, JR.          Director                                    September 15, 1998
       ---------------------------
           W. Braun Jones, Jr.


       /s/ WAYNE M. LEE                 Director                                    September 15, 1998

           Wayne M. Lee
       ---------------------------

                                    INDEX TO EXHIBITS


Exhibit
Number                                  Exhibit

4.1          Amended and Restated 1994 Stock Plan (filed herewith).

5.1          Opinion of Pillsbury Madison & Sutro LLP (filed herewith).

23.1         Consent of Ernst & Young LLP (filed herewith).

23.2         Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

24.1         Power of Attorney (included on page 3).


                                       6